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                                                                       EXHIBIT 7
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                       Consolidated Report of Condition of

                              THE BANK OF NEW YORK

                    of One Wall Street, New York, N.Y. 10286
                     And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business December 31, 2001, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                  Dollar Amounts
                                                                   In Thousands
ASSETS
Cash and balances due from depository institutions:
   Noninterest-bearing balances and currency and coin ...........   $3,163,218
   Interest-bearing balances ....................................    5,923,554
Securities:
   Held-to-maturity securities ..................................    1,210,537
   Available-for-sale securities ................................    9,596,941
Federal funds sold and Securities purchased under
   agreements to resell .........................................    4,723,579
Loans and lease financing receivables:
   Loans and leases held for sale ...............................    1,104,560
   Loans and leases, net of unearned
     income .........................     36,204,516
   LESS: Allowance for loan and
     lease losses....................        608,227
   Loans and leases, net of unearned
     income and allowance .......................................   35,596,289
Trading Assets ..................................................    8,039,857
Premises and fixed assets (including capitalized
   leases) ......................................................      836,786
Other real estate owned .........................................        1,292
Investments in unconsolidated subsidiaries and
   associated companies .........................................      207,616
Customers' liability to this bank on acceptances
   outstanding ..................................................      292,295
Intangible assets
   Goodwill .....................................................    1,579,965
   Other intangible assets ......................................       18,971
Other assets ....................................................    5,723,285
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Total assets ....................................................  $78,018,745
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LIABILITIES
Deposits:
   In domestic offices ..........................................  $28,786,182
   Noninterest-bearing ..................... 12,264,352
   Interest-bearing ........................ 16,521,830
   In foreign offices, Edge and Agreement
     subsidiaries, and IBFs .....................................   27,024,257
   Noninterest-bearing .....................    407,933
   Interest-bearing ........................ 26,616,325
Federal funds purchased and securities sold under
   agreements to repurchase .....................................    1,872,762
Trading liabilities .............................................    2,181,529
Other borrowed money:
   (includes mortgage indebtedness and obligations
   under capitalized leases) .....................................   1,692,630
Bank's liability on acceptances executed and
   outstanding ...................................................     336,900
Subordinated notes and debentures ................................   1,940,000
Other liabilities ................................................   7,217,748
                                                                   -----------
Total liabilities ................................................ $71,052,008
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EQUITY CAPITAL
Common stock ....................................................    1,135,284
Surplus .........................................................    1,050,729
Retained earnings ...............................................    4,266,676
Accumulated other comprehensive income ..........................       13,733
Other equity capital components .................................            0
                                                                   -----------
Total equity capital ............................................    6,466,422
                                                                   -----------
Total liabilities and equity capital ............................  $78,015,745
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     I, Thomas J. Mastro, Senior Vice President and Comptroller of the
above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                               Thomas J. Mastro,
                                           Senior Vice President and Comptroller

     We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been

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prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

Thomas A. Renyi     )
Gerald L. Hassell   )                              Directors
Alan R. Griffith    )


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